EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference of our report dated January 11, 2002 on the financial statements of Midwest Banc Holdings, Inc. as of December 31, 2001 and 2000 and for the three years then ended, included in the 2001 Form 10-K of Midwest Banc Holdings, Inc., in this Registration Statement on Form S-8 of Midwest Banc Holdings, Inc.

                                              /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
July 26, 2002